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                                                                      Exhibit 21

                          SUBSIDIARIES OF THE COMPANY

At January  2, 1995 the subsidiaries of The West Company, Inc. were as follows:


                                                  State/Jurisdiction                     Direct Stock
                                                  of Incorporation                       Ownership (%)
                                                  ------------------                     -------------
The West Company, Incorporated                    Pennsylvania
     TWC of Florida, Incorporated                 Florida                                        100.0
     Citation Plastics Company                    New Jersey                                     100.0
         The West Company of Puerto Rico, Inc.    Delaware                                       100.0
     The West Company of Delaware                 Delaware                                       100.0
         The West Company De Colombia S.A.        Colombia                                        52.9 (1)
         The West Company GmbH                    Germany                                        100.0
             Pharma-Metall GmbH                   Germany                                        100.0
             Gressenicher Werkzeugbau GmbH        Germany                                        100.0
               Schubert Seals A/S                 Denmark                                         51.0
             Pharma-Gummi Wimmer West GmbH        Germany                                        100.0
             Pharma-Gummi Beograd                 Yugoslavia                                      84.7 (2)
     West Pharma Group Ltd.                       England                                        100.0
         Pharma Gummi (U.K.) Ltd.                 England                                        100.0 (3)
     Pharma-Gummi France S.A.                     France                                         100.0
     Pharma-Gummi Italia S.r.L.                   Italy                                          100.0
     West Rubber de Espana S.A.                   Spain                                           82.1
     West Pharmapack Pte. Ltd.                    Singapore                                      100.0
     West Pharmapackaging Pty. Ltd.               Australia                                      100.0
     West Argentina S.A.C. E.I.                   Argentina                                      100.0
     West do Brasil Comercio E Industria Ltda.    Brazil                                         100.0
     West Pharmapack de Venezuela, C.A.           Venezuela                                      100.0
     West Company Korea Ltd.                      Korea                                          100.0
     West International Sales Corporation         U.S. Virgin Islands                            100.0
     West Pharmaceutical Glass Co.                Pennsylvania                                   100.0
     Senetics, Inc.                               Colorado                                       100.0



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(1)      In addition, 46.16% is owned directly by The West Company, Inc.;
         1.55% is held in treasury by The West Company De Colombia S.A.
(2)      Affiliated company accounted for on the cost basis.